SECURITIES ESCROW AGREEMENT

This SECURITIES ESCROW AGREEMENT (this “Agreement”), dated as of February 19, 2016 by and among BTCS Inc., a Nevada corporation (the “Company”), RK Equity Advisors LLC, (the “Representative”), Charles Allen (“Mr. Allen”) and Michal Handerhan (“Mr. Handerhan”) (collectively the “Principal Stockholders”), and Sichenzia Ross Friedman Ference LLP (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Company intends to list its common stock, par value $0.001 per share (the “Common Stock”), on a National Securities Exchange (as defined below) and consummate the pending merger with Spondoolies-Tech Ltd. (“Spondoolies”). The Principal Stockholders have voluntarily agreed to place stock certificates representing 24,000,000 shares of Common Stock (the “Escrow Shares”) into escrow for the benefit of the Company and its public shareholders in the event the Company (i) fails to achieve a listing on a National Stock Exchange on or before December 31, 2016; or (ii) fails to consummate the merger or a Materially Similar Transaction (defined below) with Spondoolies management team on or before December 31, 2016;

WHEREAS, the Company and the Principal Stockholders have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Company and the Principal Stockholders have requested that the Representative to make the Determinations (defined below) and the other services set forth in Sections 1.4 and 1.5 of this Agreement and the Representative desires to provide those services pursuant and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1 Appointment of Escrow Agent. The Company and the Principal Stockholders hereby agree to appoint Sichenzia Ross Friedman Ference LLP as Escrow Agent, to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

1.2 Establishment of Escrow Account. Upon the execution of this Agreement, the Principal Stockholders shall deliver to the Escrow Agent the Escrow Shares, along with a stock power executed in blank, signature medallion guaranteed or in other form and substance acceptable for transfer. The Escrow Agent shall hold the Escrow Shares and distribute the same as contemplated by this Agreement.

1.3 Appointment of Independent Evaluator. The Company and the Principal Stockholders hereby agree to appoint the Representative as an independent party authorized to evaluate and determine whether the Listing Condition (as defined in Section 1.4 hereof) and the Merger Condition (as defined in Section 1.5 hereof) (collectively, the “Conditions”) have been timely satisfied in accordance with their respective terms and conditions set forth in this Agreement (the “Determinations”), and the Representative hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

1.4 Listing Threshold. The distribution of 12,000,000 Escrow Shares (the “Listing Escrow Shares”) to the Principal Stockholders (6,000,000 to Mr. Handerhan and 6,000,000 to Mr. Allen) held in escrow pursuant to this Agreement shall be based upon the successful listing of the Company’s Common Stock on a National Stock Exchange (as defined below) on or before December 31, 2016 (the “Listing Condition”). A “National Stock Exchange” shall be defined as either the Nasdaq Capital Market, the Nasdaq Global Market or Nasdaq Global Select, or any successor market thereto, the NYSE MKT, or any successor market thereto, or the New York Stock Exchange, or any successor market thereto. The parties, other than the Escrow Agent, hereby agree that the determination of whether the Listing Condition has been timely satisfied shall be conclusively determined by the Representative on or before January 5, 2017, and the Representative shall provide written disbursement instructions (“Listing Disbursement Instructions”) to the Escrow Agent to either (i) return the Listing Escrow Shares to the Principal Stockholders if the Listing Condition has been timely satisfied, or (ii) if the Listing Condition has not been timely satisfied, to instruct the Escrow Agent to return the Listing Escrow Shares to the Company’s transfer agent with the instructions to both the Company and its transfer agent to cancel the shares on the books and records of the Company.

1.5 Merger Threshold. The distribution of 12,000,000 Escrow Shares (the “Merger Escrow Shares”) to the Principal Stockholders (6,000,000 to Mr. Handerhan and 6,000,000 to Mr. Allen) held in escrow pursuant to this Agreement shall be based upon the Company’s consummation of the merger with Spondoolies or a Materially Similar Transaction on or before December 31, 2016 (the “Merger Condition”). A “Materially Similar Transaction” shall be defined as any economic arrangement by and between the Company and Spondoolies or by and between the Company and Spondoolies senior management team which has the same or better economic benefit to the Company with the purpose of developing ASIC Servers. The Representative shall, in its sole discretion, conclusively determine what qualifies as a Materially Similar Transaction. Provided, however that the in the event the Company pursues and consummates a Materially Similar Transaction the Representative may at its option hire an independent investment bank acceptable to the Principal Stockholders to perform a fairness opinion (an “Opinion”) to determine the economic benefit to the Company. The nature and scope of the analysis as well as the form and substance of the Opinion shall be as the Representative deems appropriate. The Opinion shall be delivered in writing and shall be limited to the fairness of a Materially Similar Transaction to the holders of common shares of the Company from a financial point of view in comparison to the Share Exchange Agreement dated September 21, 2015 by and between the Company and Spondoolies. The Opinion shall not address the Company’s underlying business decision to proceed with or effect the merger or a Materially Similar Transaction. The cost of any Opinion will be the responsibility of the Company and not the Representative; provided, however, that the Representative shall not engage any investment bank to perform an Opinion without written authorization of the Company. The parties, other than the Escrow Agent, hereby agree that the determination of whether the Merger Condition has been timely satisfied shall be conclusively determined by the Representative on or before January 5, 2017 (which may be extended to May 31, 2017 if the Company consummates a Materially Similar Transaction and the Representative elects to engage an investment bank to perform an Opinion), and the Representative shall provide written disbursement instructions (“Merger Disbursement Instructions”) to the Escrow Agent to either (i) return the Merger Escrow Shares to the Principal Stockholders if the Merger Condition has been timely satisfied, or (ii) if the Merger Condition has not been timely satisfied, to instruct the Escrow Agent to return the Merger Escrow Shares to the Company’s transfer agent with the instructions to both the Company and its transfer agent to cancel the shares on the books and records of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Principal Stockholders. The Principal Stockholders, jointly and severally, hereby represent and warrant to the Escrow Agent, the Company, and the Representative as follows:

(a) Each of the Principal Stockholders is an individual over the age of 18 and has the full legal capacity to execute and deliver this Agreement and to consummate each of the transactions contemplated hereunder, and to perform his obligations hereunder. Each of the Principal Stockholders has duly executed and delivered this Agreement and, upon such execution and delivery, this Agreement constitutes a legal, valid and binding obligation of each of the Principal Stockholders and is enforceable against each of them in accordance with its terms. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any court, arbitration tribunal, administrative agency, commission, or other governmental authority or instrumentality (each hereafter referred to as a “Governmental Entity”) or any other person or entity is required to be obtained or given, or waiting period required to expire, as a condition to in connection with the execution and delivery of this Agreement by the Principal Stockholders.

(b) The Principal Stockholders are the sole owners and the sole beneficial owners and holders of record of all of the Escrow Shares, free and clear of all pledges, liens, claims, charges, security interests, community or other marital property interests, equitable interests, rights of first option, rights of first refusal, claims, conditions, restrictions, encumbrances and obligations, of any type, kind, or nature whatsoever (“Liens”), except encumbrances created by this Agreement. There are no, and there will be no, restrictions on the ability of the Company to cancel the Escrow Shares on the date of any Determination made by the Representative as to whether any of the Conditions have been satisfied hereunder.

(c) Neither the execution and delivery of this Agreement by the Principal Stockholders or the consummation by the Principal Stockholders of transactions contemplated hereby, nor compliance by the Principal Stockholders with any of the terms or provisions herein will: (i) violate any provision of any law applicable to either of the Principal Stockholders, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the terms of the certificate of incorporation or by-laws of the Company, (iii) violate, conflict with, constitute or result in a breach of any term, condition, or provision of, or constitute a default (with or without notice or the lapse of time, or both) under, or require any consent pursuant to, or result in the creation of any Lien upon any of the Escrow Shares pursuant to, any of the terms, provisions, or conditions of any indenture, mortgage, deed of trust or other agreement or instrument binding upon either of the Principal Stockholders or which affect the Escrow Shares.

2.2 Representations of the Company. The Company hereby represents and warrants to the Principal Stockholders, the Escrow Agent, the Representative as follows:

(a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority to execute and deliver this Agreement to consummate each of the transactions contemplated hereunder, and to perform its obligations hereunder. The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereunder and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, upon such execution and delivery, this Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any Governmental Entity or any other person or entity is required to be obtained or given, or waiting period required to expire, as a condition to in connection with the execution and delivery of this Agreement by the Company.

(b) Neither the execution and delivery of this Agreement by the Company or the consummation by the Company of transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions herein will: (i) violate any provision of any law applicable to either of the Company, (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the terms of the certificate of incorporation or by-laws of the Company, (iii) violate, conflict with, constitute or result in a breach of any term, condition, or provision of, or constitute a default (with or without notice or the lapse of time, or both) under, or require any consent pursuant to, or result in the creation of any Lien upon any of the Escrow Shares or any of the properties or assets of the Company or any of its subsidiaries pursuant to, any of the terms, provisions, or conditions of any material loan or credit agreement, note, mortgage, indenture, deed of trust, lease, sublease, license, sublicense, agreement, permit, concession, franchise, security interest, instrument of indebtedness, plan or other instrument, or other agreement or contract to which the Company or any of the Company’s subsidiaries is a party or by which any of them are is bound or to which their respective properties or assets are subject.

ARTICLE III

ESCROW AGENT

3.1 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholders, the Representative and the Escrow Agent.

3.2 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

3.3 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.4 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

3.5 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for the Company. The Company and the Principal Stockholders consent to the Escrow Agent in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Principal Stockholders understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

3.6 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company, the Principal Stockholders and the Representative. In the event of any such resignation, the Representative shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow documents held by the Escrow Agent.

3.7 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

3.8 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

3.9 The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

ARTICLE IV

REPRESENTATIVE

4.1 The Representative’s sole duties and obligations under this Agreement shall be limited to the determination of whether the Conditions as set forth in this Agreement have been timely satisfied and to provide the Listing Disbursement Instructions and the Merger Disbursement Instructions in accordance with the provisions of Sections 1.4 and 1.5 of this Agreement. Notwithstanding anything to the contrary herein, neither the Representative’s duties hereunder nor any of the Conditions set forth in herein or the provisions of Articles III, IV, or V hereof may be altered, amended, modified or revoked, except by a writing signed by the Company, the Principal Stockholders, the Representative and the Escrow Agent.

4.2 All determinations made by the Representative as to whether any or both of the Conditions have been timely satisfied and, if to the extent required under Section 1.5, whether a Materially Similar Transaction has been consummated on or before December 31, 2016 (or as may be extended pursuant to Section 1.5) , shall be determined exclusively and conclusively by the Representative and the parties to this Agreement hereby agree that all such determinations shall be final and binding on the Company and the Principal Stockholders.

4.3 The Company and each of the Principal Stockholders confirm their understanding and agreement that the Representative has been retained hereunder to act solely for the benefit of the Company and the Principal Stockholders, and not for the benefit of any other person, and that the engagement of Representative by the Company any and the Principal Stockholders hereunder is not intended to confer rights upon any person not a party hereto (including other stockholders, employees or creditors of the Company or the Principal Stockholders) as against the Representative or its affiliates, or their directors, officers, employees or agents. The Representative, as an independent contractor under this Agreement, shall not assume the responsibilities of a fiduciary to the Principal Stockholders, the Company, or any of its stockholders in connection with the performance of the Representative’s duties and obligations hereunder, and any duties arising out of Representative’s engagement hereunder shall be owed solely to the Company and the Principal Stockholders.

4.4 The Company and each of the Principal Stockholders will use their best efforts to provide information to the Representative, on a timely basis, as the Representative may reasonably require or deems appropriate to carry out its responsibilities under the terms of this Agreement, including, without limitation, all information (financial or otherwise), data, opinions, appraisals, valuations, projections, estimates, and other relevant information within the possession, control and/or direction of the Company or the Principal Stockholders or of which the Company or the Principal Stockholders can reasonably obtain relating to the Company, the development of the ASIC Servers, Spondoolies or any other information that is or may be relevant or appropriate for the Representative to carry out its responsibilities under this Agreement (including any written advice, opinions, or appraisals from other advisors, consultants, or others engaged by the Company or the Principal Stockholders in connection with the transactions contemplated in connection with the Conditions). The Company and each of the Principal Stockholders represent and agree that all such information furnished to the Representative hereunder shall be accurate, complete, and will not be misleading in any material respect.

4.5 The Company and each of the Principal Stockholders recognize, confirm, and agree that the Representative, in carrying out its services hereunder, including, without limitation, any valuations or other considerations made in connection with the determination of whether a Materially Similar Transaction has been consummated, will use and rely solely on information prepared and supplied by the Principal Stockholders and the Company to the Representative and that all such valuations and determinations will be determined in any such manner or by any such method that the Representative, in its sole discretion shall select. The Representative shall not assume responsibility for the accuracy or completeness of, and shall not be required to or have any obligation to, conduct any due diligence, special investigations, appraisals, or otherwise verify the accuracy and completeness of, any such information so provided to it.

4.6 The Representative undertakes to perform only such duties as are expressly set forth herein and no duties shall be implied. The Representative shall not be liable for any action taken or omitted by it, except to the extent that a court of competent jurisdiction determines that the Representative’s gross negligence or willful misconduct was the primary cause of any loss to the Company or any of the Principal Stockholders. In no event shall the Representative be liable for incidental, indirect, special, consequential or punitive damages (including, but not limited to lost profits or capital gains, data, business or goodwill), regardless of legal theory advanced even if the Representative has been advised of the likelihood of such loss or damage and regardless of the form of action. The Representative may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. The Company and the Principal Stockholders, jointly and severally, shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

4.7 From and at all times after the date of this Agreement, the Company and the Principal Stockholders, jointly and severally, shall, to the fullest extent permitted by law, defend, indemnify and hold harmless the Representative and each director, officer, employee, attorney, agent and affiliate of the Representative (collectively, the “Representative Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys’ fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation the Company or either of the Principal Stockholders, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not any such Representative Indemnified Party is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. Each Indemnified Party shall, in its sole discretion, have the right to select and employ separate counsel with respect to any action or claim brought or asserted against it, and the reasonable fees of such counsel shall be paid upon demand by the Company and the Principal Stockholders, jointly and severally.

4.8 The obligations of the Company and the Principal Stockholders under this Article IV shall survive any termination of this Agreement and the resignation or removal of the Representative.

ARTICLE V

MISCELLANEOUS

5.1 Waiver. No waiver of, or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

5.2 Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4.2), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attention: Harvey Kesner

Tel No.: (212) 930-9700

If to the Company or the Principal Stockholders:

BTCS Inc.

1901 N Moore St, Suite 700

Arlington, VA 22209

Attention: Chief Executive Officer

email: ir@btcs.com

If to the Representative:

RK Equity Advisors LLC

1345 Avenue of the Americas, 2nd Floor

New York, NY 10105

Attention: Howard Klein

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

5.3 Successors and Assigns. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

5.4 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter. This Escrow Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein. Notwithstanding anything to the contrary in this Agreement, none of the provisions of Article I hereof or this Section 5.4 may be modified, changed, supplemented, amended or terminated, nor may any such provision be waived.

5.5 Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

5.6 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 19 day of February 2016.

BTCS Inc.

By:	/s/ Charles Allen
Name:	Charles Allen
Title:	Chief Executive Officer

REPRESENTATIVE:

RK Equity Advisors LLC

By:	/s/ Howard Klein
Name:	Howard Klein
Title:	Authorized Signatory

ESCROW AGENT:

Sichenzia Ross Friedman Ference LLP

By:	/s/ Harvey Kesner
Name:	Harvey Kesner
Title:	Partner

PRINCIPAL STOCKHOLDERS:

By:	/s/ Charles Allen
Name:	Charles Allen
Title:	CEO

By:	/s/ Michal Handerhan
Name:	Michal Handerhan
Title:	COO